Contact:  James C. Smith, President and CEO
                    or
            Joseph E. Whitters, CFO
            First Health Group Corp.
            630-241-7511


                                                      FOR IMMEDIATE RELEASE


                 FIRST HEALTH GROUP CORP. DECLARES DIVIDEND
                DISTRIBUTION OF COMMON SHARE PURCHASE RIGHTS
  _________________________________________________________________________

       DOWNERS GROVE, IL March 22, 1999 -- The Board of Directors of  First

  Health Group  Corp., (NASDAQ:   FHCC)  ("First  Health") has  declared  a

  dividend distribution  of  one  Common  Share  Purchase  Right  for  each

  outstanding share  of First  Health common  stock.   Subject  to  limited

  exceptions, the Rights will be exercisable if a person or group  acquires

  15% or more of  First Health's common stock  or announces a tender  offer

  for 15% or  more of  the common stock  (the "Acquiring  Person").   Under

  certain circumstances, each Right will entitle stockholders to buy shares of Common Stock of First Health at an exercise price of $50.00 per Right.

  The Board of  Directors of First  Health will be  entitled to redeem  the

  Rights at $.01 per Right at any time before a person had acquired 15%  or more of the outstanding common stock.

       The Rights are intended to enable  all First Health stockholders  to realize the long-term value of their investment in First Health.  They do not prevent a takeover,  but should encourage  anyone seeking to  acquire

  First Health to negotiate with the Board of Directors prior to attempting a takeover.  The Rights Plan will expire in 2009.
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       The Rights are  not being distributed  in response  to any  specific

  effort to acquire control  of First Health.   The Rights are designed  to

  assure  that  all  First  Health  stockholders  receive  fair  and  equal treatment in the event  of any proposed takeover  of First Health and  to guard against partial tender offers, open market accumulations and  other abusive tactics  to  gain control  of  First Health  without  paying  all stockholders a control premium.

       Under specific conditions, each Right will entitle its holder (other than an  Acquiring  Person)  to purchase,  at  the  Right's  then-current exercise price, that  number of common  shares of First  Health having  a

  market value at that  time of twice the  Right's exercise price.   Rights

  held by the Acquiring Person will become void and will not be exercisable

  to purchase shares  at the bargain  purchase price.   If First Health  is

  acquired in a merger or other business combination transaction which  has not been approved by the Board of Directors, each right will entitle  its holder to purchase, at the Right's  then -- current exercise price,  that number of the acquiring company's common shares having a market value  at that time of twice the Right's exercise price.

       The dividend distribution to establish the  new Rights Plan will  be

  payable to stockholders  of record  on April 5,  1999.   The Rights  will

  expire in  ten  years.    The  Rights  distribution  is  not  taxable  to

  stockholders.

       The Board of Directors of First Health has also amended and restated

  First Health's  By-laws  to  provide  for  certain  procedures  regarding stockholder meetings  and  other stockholder  actions  as well  as  other miscellaneous matters.  First Health will  file a copy of First  Health's amended and restated By-laws with the Securities and Exchange  Commission as an exhibit to a Current Report on Form 8-K.

       First Health is  the nation's premier  full-service national  health

  benefits company.   The company  specializes in  serving large,  national

  employers with  a  single  source for  their  group  health  programs  --

  providing comprehensive, cost-effective and innovative solutions for  all

  the health benefits  needs of their  employees nationwide.   Through  its

  workers' compensation service line, the Company provides a full range  of auto managed  care  and  workers'  compensation  services  for  insurance carriers, state insurance  funds, TPAs and  large, self-insured  national employers.  Through its First Health  Services service line, the  Company provides services to various state Medicaid and entitlement programs  for claims administration, pharmacy benefit management programs and  clinical management services.